UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2012

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                         (610) 337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 5, 2012, AmeriGas Partners, L.P. (the “Partnership”) issued a press release announcing that its wholly owned subsidiaries, AmeriGas Finance Corp. and AmeriGas Finance LLC (the “Issuers”) will issue $550 million of senior notes maturing in May 2020 with an interest rate of 6.75% and $1 billion of senior notes maturing in May 2022 with an interest rate of 7.0% (together, the “notes”) in a registered public offering. The notes will be fully and unconditionally guaranteed by the Partnership. The notes will be issued pursuant to that certain indenture, a form of which was filed as an exhibit to the Partnership’s shelf registration statement on January 4, 2012, by and among the Issuers, the Partnership, as guarantor and U.S. Bank National Association, as trustee. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated January 5, 2012 announcing the pricing of the notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 5, 2012	By:	AmeriGas Propane, Inc., its general partner

/s/ Margaret M. Calabrese
		Name:	Margaret M. Calabrese
		Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 5, 2012 announcing the pricing of the notes offering.